Exhibit 99.21
CONVENIENCE TRANSLATION
Dritte BV Gesellschaft mit beschränkter Haftung
Restated Financial Statements for Fiscal 2003
Balance Sheet as of December 31, 2003
ASSETS

EUR
Current assets
Cash on hand, checks and balances with the Bundesbank and other banks	25,000

25,000

EQUITY AND LIABILITIES

EUR
Equity

Capital stock	25,000
Net loss	(445)

24,555

Provisions

Other provisions	445

25,000

CONVENIENCE TRANSLATION
Dritte BV Gesellschaft mit beschränkter Haftung
Restated Financial Statements for Fiscal 2003
Income Statement for the Shortened Fiscal Year from
December 9 to December 31, 2003

EUR
General administration expenses	425

Other operating expenses	20

Income from ordinary operations / net loss	(445)

CONVENIENCE TRANSLATION
Dritte BV Gesellschaft mit beschränkter Haftung
Restated Financial Statements for Fiscal 2003
Accounting Policies
The annual financial statements for Dritte BV Gesellschaft mit beschränkter Haftung have been prepared in accordance with the provisions of the German Commercial Code (HGB) applicable to small limited liability companies as defined in § 267 para. 1 HGB. These annual financial statements are an amended and restated version of the financial statements for fiscal 2003 dated February 16, 2004, which were adopted on August 1, 2004. The original financial statements are appended to the restated financial statements.
The amendments to the balance sheet and income statement comprise renaming certain items. In the notes to the financial statements, superfluous information contained in the section on recognition and valuation principles has been eliminated. Imprecise and incorrect statements made in the accounting policies section have been clarified.
The income statement has been drawn up using the cost-of-sales method.
The parent company, Bayer AG, Leverkusen, Germany, prepares consolidated financial statements. A copy of its consolidated financial statements can be obtained from its registered office. The consolidated financial statements are deposited with the Commercial Register of the Local Court (Amtsgericht) in Cologne, HRB 48248, and have been published in the Federal Gazette (Bundesanzeiger).
Recognition and Valuation Principles
Other provisions are established to cover all foreseeable risks and uncertain liabilities, based on reasonable estimates of such commitments as of the reporting date.
Notes to the Balance Sheet
Cash on hand, checks and balances with the Bundesbank and other banks
The company has bank balances totaling €25,000.

CONVENIENCE TRANSLATION
Other Information
Management
Dr. Armin Buchmeier, attorney-at-law
Joachim Reinders, business studies graduate
Leverkusen, June 30, 2006
Dritte BV Gesellschaft mit beschränkter Haftung
( Dr. Buchmeier )       ( Rosenberg )

CONVENIENCE TRANSLATION
Balance Sheet
for Dritte BV GmbH for the Shortened Fiscal Year
from December 9 to December 31, 2003
A S S E T S

EUR

Current assets
Bank balances	25,000

25,000

EQUITY AND LIABILITIES

EUR

Equity
Capital stock	25,000
Net loss	(445)
24,555
Provisions
Other provisions	445

25,000

Convenience Translation
Income statement
for Dritte BV GmbH
for the Shortened Fiscal Year from December 9 to December 31, 2003

EUR
General administration expenses	425

Other operating expenses	20

Income from ordinary operations	445

Other interest and similar income from affiliated companies	0

Interest and similar expenses paid to affiliated companies	0

Net interest position	0
Non-operating result	0

Income from ordinary operations / earnings before income taxes	(445)

Income taxes	—

Net income/loss	(445)

Convenience Translation
Notes to the Financial Statements
of Dritte BV GmbH, Leverkusen,
for the Shortened Fiscal Year from December 9 to December 31, 2003
General
The accounting and valuation principles of Dritte BV used in the past have been retained in these financial statements.
To enhance clarity, certain items are combined in the income statement and balance sheet. These items are explained in the Notes.
The parent company, Bayer AG, Leverkusen, prepares consolidated financial statements, which are available from its registered office.
Recognition and Valuation Principles
Receivables and other assets are recognized at nominal value.
Other provisions are established to cover all foreseeable risks and uncertain liabilities. The provisions for uncertain liabilities reflect the amounts expected to be used.

Convenience Translation
Notes to the Balance Sheet
Bank balances
The company has bank balances totaling €25,000.
Other Information
Management

The managing directors were:
Dr. Armin Buchmeier
Joachim Reinders
Leverkusen, February 16, 2004
Dritte BV GmbH
(Dr. Buchmeier)       (Reinders)